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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2004

AMERISTAR CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22494	88-0304799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3773 Howard Hughes Parkway, Suite 490 South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 567-7000
(Registrant’s telephone number, including area code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 30, 2004, the Board of Directors of the Registrant adopted the Ameristar Casinos, Inc. Code of Conduct for Directors, Officers and Team Members (the “Code of Conduct”) in compliance with Rule 4350 of the Listing Requirements of The Nasdaq Stock Market, Inc. The Code of Conduct is filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit	Description

99.1	Ameristar Casinos, Inc. Code of Conduct for Directors, Officers and Team Members

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISTAR CASINOS, INC.

May 3, 2004	By:	/s/ Peter C. Walsh
(Date)
Peter C. Walsh
Senior Vice President and
General Counsel

Index of Exhibits

Exhibit	Description of Exhibit	Method of Filing

99.1	Ameristar Casinos, Inc. Code of Conduct for Directors, Officers and Team Members	Filed electronically herewith